•MESTEK, INC.

   260 North Elm Street Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed
(413) 568-9571

Westfield Massachusetts
November 14, 2003

Mestek today reported its third quarter 2003 results of operations:

Quarter ended September 30:
MESTEK INC. (MCC)	EARNINGS DIGEST
	2003	2002
Revenues from continuing operations	$97,259,000	$95,305,000
Net income before unusual items (Non-GAAP Financial Measure)	2,966,000	2,761,000
Less Environmental Litigation/Remediation charges (net of tax)	(10,715,000)	(877,000)
Less Plant Shutdown charges (net of tax)	(99,000)	--
Less Subsidiary Bankruptcy Professional Fees (net of tax)	(1,624,000)	--
Net Income (loss) (GAAP Financial Measure)	$(9,472,000)	$1,884,000

Basic and Diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure)	$0.34	$0.32
Less Environmental Litigation/Remediation charges (net of tax)	(1.23)	(0.10)
Less Plant Shutdown charges (net of tax)	(0.01)	0.00
Less Subsidiary Bankruptcy Professional Fees (net of tax)	(0.19)	0.00
Net Income (loss) (GAAP Financial Measure)	$(1.09)	$0.22

Nine months ended September 30:

Revenues from continuing operations	$270,373,000	$274,996,000
Net income before unusual items (Non-GAAP Financial Measure)	5,823,000	5,877,000
Less Environmental Litigation/Remediation charges (net of tax)	(21,770,000)	(6,973,000)
Less Plant Shutdown charges (net of tax)	(568,000)	--
Less Subsidiary Bankruptcy Professional Fees (net of tax)	(1,624,000)	--
Less Goodwill Impairment charges (net of tax)	--	(29,334,000)
Net (loss) (GAAP Financial Measure)	$(18,139,000)	$(30,430,000)

Basic and Diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure)	$0.67	$0.67
Less Environmental Litigation/Remediation charges (net of tax)	(2.50)	(0.80)
Less Plant Shutdown charges (net of tax)	(0.06)	0.00
Less Subsidiary Bankruptcy Professional Fees (net of tax)	(0.19)	0.00
Less Goodwill Impairment charges (net of tax)	0.00	(3.36)
Net (loss) (GAAP Financial Measure)	(2.08)	(3.49)

John E Reed, Chairman and CEO, indicated as follows:

Results for the quarter ended September 30, 2003 for the core operating businesses, independent of the separate environmental and subsidiary bankruptcy charges, were up approximately 7% reflecting increased revenues. These results were in spite of certain transitional costs related to product relocations and expenses related to ongoing product and market development efforts, including startup costs related to the establishment of a manufacturing and sourcing operation in China.

Net Income Before Unusual Items (a “Non-GAAP Financial Measure”) for the quarter ended September 30, 2003 represents the Company’s after tax earnings exclusive of items which the Company believes are unusual in nature. Management believes that the unusual items identified, while not necessarily “nonrecurring”, are sufficiently anomalous to warrant the presentation of a separate financial measure which allows investors to evaluate the Company’s performance exclusive of these items. The unusual items consist of (1) disproportionately large Environmental Litigation and Remediation charges incurred in the third quarter of 2003 relating to a release of pollutants by the Company’s Met-Coil subsidiary prior to the Company’s acquisition in 2000 of that subsidiary, (2) Plant Shutdown charges associated with the closure activity of manufacturing facilities in Bishopville, South Carolina (King National) and Scranton, Pennsylvania (Anemostat) and (3) professional fees related to the Met-Coil bankruptcy proceedings.

The environmental and subsidiary bankruptcy charges relate to the Chapter 11 bankruptcy reorganization process undertaken by the Company’s Met-Coil subsidiary in August which is aimed at resolving the substantial environmental litigation matter. Assuming the Reorganization Plan submitted to the Bankruptcy court is confirmed on a timely basis, the Company expects (based on the current state of various negotiations) that Met-Coil will emerge from Chapter 11 intact and successfully reorganized early in 2004.